 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 9, 2017

KVH Industries, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-28082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)
05-0420589
(IRS Employer Identification No.)

50 Enterprise Center Middletown, RI	02842
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (401) 847-3327
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 7, 2017, KVH Industries, Inc. (the “Company”), Bank of America, N.A., and The Washington Trust Company entered into the Third Amendment (the “Amendment”) to the Credit Agreement dated as of July 1, 2014, which was previously amended on June 15, 2015 and September 30, 2015, (as amended, the “Credit Agreement”). The Amendment included (i) an increase to the Maximum Consolidated Leverage Ratio from 1.25:1.00 to 1.50:1.00; (ii) an increase to the lowest rate applicable to borrowing under the Credit Agreement from 1.50% to 1.75%; (iii) an amendment to the amortization schedule for the term loan to reduce the amount of required quarterly principal repayments from $1,625,000 to $575,000 starting on April 1, 2017; and (iv) an amendment to the definition of Consolidated Fixed Charges Coverage Ratio to include only maintenance capital expenditures as defined. As a condition to the Amendment, we made a principal repayment of $6.0 million on the Term Loan on March 7, 2017.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment filed as Exhibit 10.1 to this Report on Form 8-K and incorporated by reference herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)Exhibits

Exhibit No.	Description
10.1
Third Amendment to Credit Agreement, dated as of March 7, 2017, by and among KVH Industries, Inc., Bank of America, N.A., as Administrative Agent, Bank of America, N.A., as a lender, and The Washington Trust Company, as a lender.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KVH INDUSTRIES, INC.
Date: March 9, 2017	BY:	/s/ DONALD W. REILLY
Donald W. Reilly
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1
Third Amendment to Credit Agreement, dated as of March 7, 2017, by and among KVH Industries, Inc., Bank of America, N.A., as Administrative Agent, Bank of America, N.A., as a lender, and The Washington Trust Company, as a lender.